As filed with the Securities and Exchange Commission on November 20, 2009
Registration No. 333-46234

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FLOWSERVE CORPORATION
(Exact name of registrant as specified in its charter)

New York	31-0267900
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
5215 N. O’Connor Blvd., Suite 2300
Irving, Texas 75039
(Address of Principal Executive Offices, Including Zip Code)
Flowserve Corporation 1997 Stock Option Plan
Flowserve Corporation 1999 Stock Option Plan
(Full titles of the plans)
Ronald F. Shuff, Esq.
Senior Vice President, Secretary and General Counsel
Flowserve Corporation
5215 N. O’Connor Blvd., Suite 2300
Irving, Texas 75039
(Name and address of agent for service)
(972) 443-6500
(Telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES
     Flowserve Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) in order to withdraw and remove from registration the unissued and unsold shares of common stock of the Registrant previously registered by the Registrant pursuant to its Registration Statement on Form S-8 (File No. 333-46234) related to the Flowserve Corporation 1997 Stock Option Plan and the Flowserve Corporation 1999 Stock Option Plan (together, the “Plans”).
     This Post-Effective Amendment hereby amends the Registration Statement to deregister the unissued and unsold shares of common stock of the Registrant registered under the Registration Statement; provided, that shares of common stock of the Registrant will remain available for issuance and sale upon the exercise of outstanding options granted under the Plans prior to their expiration. As a result of this deregistration, no shares of common stock of the Registrant issuable under the Plans remain registered for sale pursuant to the Registration Statement, except as provided above.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement No. 333-46234 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on November 20, 2009.

FLOWSERVE CORPORATION
By:	/s/ Mark A. Blinn
Mark A. Blinn
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark A. Blinn and Ronald F. Shuff, and each of them with full power to act without the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James O. Rollans James O. Rollans	Non-Executive Chairman of the Board of Directors	November 20, 2009

/s/ Mark A. Blinn Mark A. Blinn	President, Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2009

/s/ Richard J. Guiltinan, Jr. Richard J. Guiltinan, Jr.	Vice President Finance and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	November 20, 2009

/s/ Gayla J. Delly Gayla J. Delly	Director	November 20, 2009

/s/ Roger L. Fix Roger L. Fix	Director	November 20, 2009

/s/ John R. Friedery John R. Friedery	Director	November 20, 2009

Signature	Title	Date

/s/ Joe E. Harlan Joe E. Harlan	Director	November 20, 2009

/s/ Lewis M. Kling Lewis M. Kling	Director	November 20, 2009

/s/ Michael F. Johnston Michael F. Johnston	Director	November 20, 2009

/s/ Rick J. Mills Rick J. Mills	Director	November 20, 2009

/s/ Charles M. Rampacek Charles M. Rampacek	Director	November 20, 2009

/s/ William C. Rusnack William C. Rusnack	Director	November 20, 2009

/s/ Kevin E. Sheehan Kevin E. Sheehan	Director	November 20, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

24.1	Powers of Attorney (included in the signature page hereto).